Exhibit 99.1

REVOCABLE PROXY  — CLASS A COMMON STOCK
PHC, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS

The undersigned stockholder of PHC, Inc., a Massachusetts corporation, (the “Company”) hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus and hereby appoints Bruce A. Shear and Paula C. Wurts, and both of them, as proxies, with full power to each of substitution, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all the shares of Class A Common Stock of the Company held of record by the undersigned on          , 2011 at the Special Meeting of Stockholders to be held at  :00 a.m. (Boston time), on          , 2011 at the Corporate offices of PHC, Inc., 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, and at any adjournments thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED, OR IF NO DIRECTION IS MADE, FOR SUCH PROPOSALS AND IN ACCORDANCE WITH THE DETERMINATION OF THE PROXY HOLDERS AS TO OTHER MATTERS. THE UNDERSIGNED STOCKHOLDER HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT/PROSPECTUS.

Address
Changes/Comments

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side).

(Continued And To Be Signed And Dated On Reverse Side)

(BACK)

PHC, INC. 200 LAKE STREET SUITE 102 PEABODY, MA 01960	VOTE BY INTERNET — WWW.PROXYVOTE.COM
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, mark blocks below in blue or black ink as follows:  Example ■     KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PHC, INC.
FORM OF PROXY FOR
CLASS A COMMON
STOCK STOCKHOLDERS

Vote on Proposal

	FOR	AGAINST	ABSTAIN

1. To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of May 23, 2011, among PHC, Inc., Acadia Healthcare Company, Inc. and Acadia Merger Sub, LLC, a wholly-owned subsidiary of Acadia, pursuant to which PHC will merge with and into Acadia Merger Sub, LLC	☐	☐	☐

2. To consider and cast an advisory vote on the compensation to be received by PHC’s named executive officers in connection with the merger	☐	☐	☐

3. To consider and vote on a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of such adjournment to approve the merger agreement	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Please indicate if you plan to attend this meeting	☐ Yes	☐ No	For address changes and/or comments, please check this box ☐ and write them on the back where indicated

(NOTE:  Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature (PLEASE SIGN
Signature (PLEASE SIGN WITHIN BOX)	Date	WITHIN BOX)	Date